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                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12

                              WARREN BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a) of Schedule 14A.
[_]  Fee computed on table below per Exchange
     Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, schedule or registration statement no.:
     (3)  Filing party:
     (4)  Date filed:
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On August 8, 2002, Banknorth Group, Inc. and Warren Bancorp, Inc. issued the following press release:

                              FOR IMMEDIATE RELEASE
                        FOR FURTHER INFORMATION, CONTACT:

                               AT BANKNORTH GROUP
                 BRIAN ARSENAULT, SVP, CORPORATE COMMUNICATIONS
                                  207 761-8517

                                AT WARREN BANCORP
              JOHN R. PUTNEY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  978 531-7400


                    BANKNORTH GROUP TO ACQUIRE WARREN BANCORP
                      VALUES TRANSACTION AT $122.6 MILLION

Portland, Maine, August 8, 2002 - Banknorth Group, Inc. (NASDAQ: BKNG), announced today that it has signed a definitive agreement to acquire Warren Bancorp, Inc. (NASDAQ: WRNB), parent company of Warren Five Cents Savings Bank, for an estimated $122.6 million in cash and stock. The transaction will provide Banknorth the leading market share in Essex County, Massachusetts with nearly a 16% deposit market share in the affluent North Shore county.

At June 30, 2002, Warren Bancorp had total assets of $460 million, total deposits of $394 million, total loans of $345 million and shareholders' equity of $44 million. Warren Five Cents Savings Bank operates six banking offices exclusively in Massachusetts, four in Peabody and one each in Beverly and North Beverly.

"We continue to execute our plan of acquiring sound banking companies that extend and enhance our Massachusetts franchise," said William J. Ryan, Banknorth Chairman, President and Chief Executive Officer. "The Warren market adds to our already strong franchise in the Boston suburbs and brings to us a banking tradition with deep roots in the communities it serves."

"Banknorth and Warren Bank are a great fit for North Shore customers who want community banking to continue. Banknorth, though much larger than Warren, shares our commitment to the communities it serves," said Stephen G. Kasnet, Chairman of Warren Bancorp. "We believe that our shareholders will be excited by this transaction and that our customers will benefit from Banknorth's extensive branch network and its long list of products and services."

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2



Banknorth Group, headquartered in Portland, Maine, operates in Massachusetts as Banknorth Massachusetts. In the past year, Banknorth has previously acquired Andover Bancorp, MetroWest Bank and Ipswich Bancshares.

The terms of the agreement call for outstanding shares of Warren common stock to be converted into the right to receive $15.75 per share or a number of whole shares of Banknorth determined by dividing $15.75 by the average closing prices of the Banknorth common stock over a specified period, plus cash in lieu of any fractional share interest.

The terms are subject to election and allocation procedures which are intended to ensure that 50% of the outstanding Warren common stock will be converted into the right to receive Banknorth common stock and 50% of the outstanding Warren common stock will be converted into the right to receive cash. The transaction is intended to qualify as reorganization for federal income tax purposes. As a result, the shares of Warren stock exchanged for Banknorth stock will be transferred on a tax-free basis.

The transaction is valued by Banknorth at 263% of Warren book value per share at March 31, 2002 and 17.1 times consensus estimated earnings per share of Warren for 2003.

The transaction is expected to be accretive by one cent per diluted share to Banknorth earnings in 2003. Transaction costs of $6.2 million are anticipated.

The definitive agreement has been approved by the Board of Directors of Banknorth and the Board of Directors of Warren. The transaction is subject to all required regulatory approvals, the approval by shareholders of Warren and other customary conditions. The transaction is expected to be completed by the end of the year with operational integration to follow soon after.

Banknorth Group, Inc. is one of the country's 35 largest commercial banking companies with total assets of $21.3 billion at June 30, 2002. The Company's banking subsidiary, Banknorth, NA, operates banking divisions in Connecticut, Maine, Massachusetts, New Hampshire, New York and Vermont. Banknorth also operates subsidiaries and divisions in insurance, investment planning, money management, leasing, merchant services, mortgage banking, government banking and other financial services.









This press release contains forward-looking statements with respect to the financial condition, results of operations and business of Banknorth upon consummation of the acquisition of Warren, including statements relating to: (a) the estimated cost savings and accretion to reported earnings that will be realized from the acquisition and (b) the merger charges expected to be incurred in connection with the acquisition. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the acquisition cannot be fully realized within the expected time frame; (2) revenues following the acquisition are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) costs or difficulties related to the integration of the businesses of Banknorth and Warren are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in the markets in which Banknorth will be doing business, are less favorable than expected; or (7) legislation or changes in regulatory requirements adversely affect the businesses in which Banknorth would be engaged.

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3



Banknorth and Warren will be filing relevant documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, WWW.SEC.GOV. In addition, documents filed with the SEC by Banknorth will be available free of charge from the Secretary of Banknorth (Carol L. Mitchell, Secretary, Banknorth Group, Inc., Two Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, telephone (207) 761-8500), and documents filed with the SEC by Warren will be available free of charge from the Clerk of Warren (Susan G. Ouellette, Clerk, Warren Bancorp, Inc. 10 Main Street, Peabody, Massachusetts 01960, telephone
(978) 531-7499). The directors and executive officers of Warren may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of Warren and ownership of Warren common stock is set forth in the proxy statement filed by Warren with the SEC on March 21, 2002. Additional information about the interests of those participants may be obtained from reading the definitive prospectus/proxy statement regarding the proposed acquisition when it becomes available. WARREN INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.